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                                                                   EXHIBIT 99.1
                                                                   ------------

                         FIRST SOUTHERN BANCSHARES, INC.
                     ANNOUNCES UNAUDITED FOURTH QUARTER AND
                             ANNUAL RESULTS FOR 2003


Florence, AL. - February 5, 2004 - First Southern Bancshares, Inc. (the "Company"), the holding company for First Southern Bank (the "Bank"), reported an unaudited net loss applicable to common shareholders of $186,000, or $(0.16) per diluted common share, for the fourth quarter ended December 31, 2003, as compared to a restated net income of $21,000, or $0.02 per diluted common share, for the fourth quarter of fiscal 2002. The Company reported an unaudited net loss applicable to common shareholders of $105,000, or $(0.10) per diluted common share, for the year ended December 31, 2003, as compared to a restated net loss of $189,000, or $(0.15) per diluted common share, for the year ended December 31, 2002. These results and per diluted common share amounts reflect the impact of cumulative preferred dividends and premium accretion on preferred stock for all periods reported. The results and per diluted common share amounts for the 2003 periods also reflect the impact of gains on the exchange of subordinated capital notes for preferred stock and gains on the repurchase of preferred stock.

The Company's results for the fourth quarter of 2003 and 2002 include one-time gains totaling $178,000 and $349,000, respectively. The results for the fourth quarter of 2003 reflect a net gain on extinguishment of derivative debt instrument of $37,000, a gain on exchange of subordinated capital notes for preferred stock of $75,000 and a gain on repurchase of preferred stock of $66,000. The results for the fourth quarter of 2002 reflect a $57,000 net gain on the sale of investments and a $292,000 income tax benefit which reflects the fourth quarter adjustment to record anticipated income tax refunds for the carryback of 2002 tax losses to prior years. No carryback benefits are available for the 2003 tax loss.

Excluding the one-time gains discussed above, the Company's loss from operations for the fourth quarter of 2003 increased $36,000 as compared to the fourth quarter of 2002. The increase in the loss is the result of an $85,000 decrease in mortgage loan fees and a $31,000 increase in losses on the sale or write-down of other real estate. Improvement in the Bank's net interest income and reductions in noninterest expenses partially offset these contributions to the higher loss.

The Company's results for the years ended December 31, 2003 and 2002 include one-time gains totaling $507,000 and $1.9 million, respectively. The results for 2003 reflect a net gain on the sale of investments of $56,000, a net gain on the extinguishment of derivative debt instrument of $73,000, a gain on exchange of subordinated capital notes for preferred stock of $312,000 and a gain on repurchase of preferred stock of $66,000. The results for 2002 reflect a net gain on the sale of investments of $116,000, a $1.5 million net gain on the sale of loans, the transfer of deposits and the sale of premises and equipment associated with the sale of two branches, and a $272,000 income tax benefit. The net gain associated with the sale of two branches has been reduced by $148,000 in associated employee severance payments.

Excluding the one-time gains discussed above, the Company's results of operations for 2003 improved $1.5 million as compared to the results for 2002. The improvement is primarily the result of a decrease in the provision for loan losses from a $633,000 charge in 2002 to a $288,000 credit to the provision


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for 2003, and a $666,000 decrease in noninterest expense. The decrease in the provision for loan losses is directly attributable to a significant decrease in non-performing assets and adversely classified loans, and a decrease in net charge-offs. Non-performing assets have decreased from $8.1 million, or 8.5% of total assets, at December 31, 2002, to $4.6 million, or 4.8% of total assets, at December 31, 2003. Classified loans, as defined by the Bank and it's regulators, have decreased from $14.8 million, or 21.9% of net loans, at December 31, 2002, to $7.3 million, or 10.4% of net loans, at December 31, 2003. Classified loans include non-performing loans and, in addition, performing loans that have internal or regulatory grades requiring a provision for loan loss due to a substantial or significant risk that complete repayment appears speculative or highly questionable. Net charge-offs decreased from $2.1 million in 2002 to $1 million in 2003. The decrease in noninterest expense has been across the board with a majority of the decrease in professional fees, compensation and benefits, and FDIC insurance premiums.

For a complete analysis of the Company's results of operations for the years ended December 31, 2003 and 2002, please refer to Form 10-KSB, which the Company expects to file by March 30, 2004 with the Securities and Exchange Commission.

The Company is headquartered in Florence, Alabama, and the Bank operates through its main/executive office in Florence and two full-service offices in Killen and Muscle Shoals.

THIS PRESS RELEASE MAY CONTAIN "FORWARD-LOOKING STATEMENTS" AS DEFINED UNDER THE FEDERAL SECURITIES LAWS. THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO NUMEROUS ASSUMPTIONS, RISKS AND UNCERTAINTIES BECAUSE OF THE POSSIBILITY OF CHANGES IN UNDERLYING FACTORS AND ASSUMPTIONS. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS FOR A VARIETY OF FACTORS INCLUDING: THE ABILITY OF THE BANK TO COMPLY WITH THE REGULATORY REQUIREMENTS AND AGREEMENTS APPLICABLE TO IT: SHARP AND RAPID CHANGES IN INTEREST RATES; SIGNIFICANT CHANGES IN THE ECONOMIC SCENARIO FROM THE CURRENT ANTICIPATED SCENARIO WHICH COULD MATERIALLY CHANGE ANTICIPATED CREDIT QUALITY TRENDS AND THE ABILITY TO GENERATE LOANS; SIGNIFICANT DELAY IN OR INABILITY TO EXECUTE STRATEGIC INITIATIVES DESIGNED TO INCREASE CAPITAL, REDUCE NON-PERFORMING LOANS AND CLASSIFIED ASSETS, GROW REVENUES AND CONTROL EXPENSES; AND SIGNIFICANT CHANGES IN ACCOUNTING, TAX OR REGULATORY PRACTICES OR REQUIREMENTS. BECAUSE OF THE RISKS AND UNCERTAINTIES INHERENT IN FORWARD-LOOKING STATEMENTS, READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THEM, WHETHER INCLUDED IN THIS PRESS RELEASE OR MADE ELSEWHERE FROM TIME TO TIME BY THE COMPANY OR ON ITS BEHALF. EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW OR REGULATION, THE COMPANY ASSUMES NO OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENTS.

CONTACT:

First Southern Bancshares, Inc.
Roderick V. Schlosser, Executive Vice President
(256) 718-4206.


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                                    UNAUDITED
                            CONDENSED BALANCE SHEETS
                                 (IN THOUSANDS)

                                   December 31, 2003          December 31, 2002
                                   -----------------          -----------------
                                                                  (Restated)

Cash and investments               $         23,180           $   22,493
Loans receivable, net                        69,699               67,640
Other assets                                  4,166                5,219
                                   --------------------       ------------------
Total assets                                 97,045               95,352
                                   ====================       ==================
Deposits                                     81,623               81,048
Borrowings                                   13,127                7,738
Other liabilities                               586                1,222
Redeemable preferred stock                      586                4,134
Common stockholders' equity                   1,123                1,210
                                   --------------------       ------------------
Total liabilities and
   stockholders' equity            $         97,045           $   95,352
                                   =====================      ==================


                                    UNAUDITED
                            OTHER BALANCE SHEET DATA
                             (DOLLARS IN THOUSANDS)


                                   December 31, 2003          December 31, 2002
                                   -----------------          -----------------

Non-performing assets              $          4,622           $      8,073
Non-performing assets as a
 percentage of total assets                       4.76%                  8.47%
Classified loans                              7,279                 14,827
Classified loans as a percentage
  of net loans                                   10.44%                 21.92%
Allowance for loan losses                     2,866                  4,185
Allowance for loan losses as a
  percentage of net loans                         4.11%                  6.19%
Tier 1 leverage capital                       8,108                  8,120
Tier 1 leverage ratio                             8.33%                  8.37%
                                   =====================      ==================




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                                    UNAUDITED
                      ANALYSIS OF ALLOWANCE FOR LOAN LOSSES
                                 (IN THOUSANDS)

                                                Year Ended December 31,
                                              -----------------------------
                                              2003                     2002
                                              ----                     ----

Balance - beginning of period               $   4,185             $    5,650

   Provision (reduction of provision)
     for loan losses                             (288)                   633
   Recoveries                                     478                    888

   Charge-offs                                 (1,509)                (2,986)
                                            --------------         -------------

Balance - end of period                     $   2,866              $   4,185
                                            ==============         =============





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


                                    UNAUDITED
                        CONDENSED STATEMENT OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                            Three Months Ended December 31,                 Year Ended December 31,
                                            -------------------------------                -----------------------
                                              2003                  2002                     2003               2002
                                              ----                  ----                     ----               ----
                                                                  (Restated)                                  (Restated)

Interest income                           $   1,212               $     1,356             $  4,991            $  6,506
Interest expense                                515                       613                2,058               3,391
                                          ----------              -------------           ---------           ---------
Net interest income                             697                       743                2,933               3,115
Provision (reduction of provision)
   for loan losses                                -                         -                 (288)                633
                                          ----------              -------------           ----------          ---------
Net interest income after provision
  (reduction of provision) for
   loan losses                                  697                       743                3,221               2,482
Noninterest income                               50                       183                  815               2,457
Noninterest expense                           1,051                     1,093                4,175               4,989
                                          ----------              -------------           ----------          ---------
Loss before income taxes                       (304)                     (167)                (139)                (50)
Income tax expense (benefit)                      -                      (292)                   5                (272)
                                          ----------              -------------           -----------         ---------
Net income (loss)                              (304)                      125                 (144)                222
Cumulative dividend arrearage
   and premium accretion on
   preferred stock                               23                       104                  339                 411
Gain on exchange of subordinated
   capital notes for preferred stock            (75)                        -                 (312)                  -
Gain on repurchase of preferred stock           (66)                        -                  (66)                  -
                                          ----------             --------------           -----------         ---------
Basic income (loss) applicable to
   common shareholders                    $    (186)              $        21             $   (105)           $    (189)
                                          ==========             ==============           ===========         ===========
Diluted earnings (loss) per
   common share                           $   (0.16)              $      0.02             $   (0.10)          $   (0.15)
                                          ==========             ==============           ============        ===========



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